As filed with the Securities and Exchange Commission on October 22, 2003 Registration No. 333-________


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PSB HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

      WISCONSIN                                                   39-1804877
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                                 Identification
                                                                     No.)

                           1905 WEST STEWART AVENUE
                               WAUSAU, WI 54401
             (Address of principal executive offices)  (Zip Code)

                 PEOPLES STATE BANK PROFIT SHARING 401(K) PLAN
                           (Full title of the plans)

                               DAVID A. SVACINA
                           EXECUTIVE VICE PRESIDENT
                              PSB HOLDINGS, INC.
                           1905 WEST STEWART AVENUE
                               WAUSAU, WI 54401
                                (715) 842-2191

                                  Copies to:
                             ARNOLD J. KIBURZ III
                        RUDER, WARE & MICHLER, L.L.S.C.
                                 P.O. BOX 8050
                            WAUSAU, WI  54402-8050
                                (715) 845-4336
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                        Proposed        Proposed maximum
Title of securities   Amount to be   maximum offering  aggregate offering   Amount of
to be registered(1)    registered    price per share(2)     price        registration fee
 Common stock,          25,000         $33.50             $837,500            $68.00
 no par value           shares

(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Peoples State Bank Profit Sharing 401(k) Plan.

(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) based on the average of the bid and asked price of PSB Holdings, Inc. common stock on October 16, 2003.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by PSB Holdings, Inc. ("Registrant") and the Peoples State Bank Profit Sharing 401(k) Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in, and made a part of, this Registration Statement by this reference:

      (1) Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

      (2) Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, and June 30, 2003.

      (3) Registrant's Current Reports on Form 8-K dated April 22, 2003, June 20, 2003, July 14, 2003, July 23, 2003, and September 3, 2003.

      (4)   The description of the Registrant's common stock contained in
            Exhibit 28(a) of Registrant's Current Report on Form 8-K dated May 30, 1995 (Commission File No. 0-26480) on consecutively numbered pages 84-90 thereof, and any amendment or report filed pursuant to
            Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the purposes of updating such description.

      All documents filed by the Registrant and the Plan with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Registrant is incorporated under the Wisconsin Business Corporation Law. Pursuant to sections 180.0850 to 180.0859 of the Wisconsin statutes, subject to the limitations stated therein, Registrant is required to indemnify any director or officer against liability and reasonable
                                       -2-
expenses (including attorneys' fees) incurred by such person in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of Registrant, unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant which constituted (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which such person has a material conflict of interest; (ii) a violation of criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which such person derived an improper personal profit; or
(iv) willful misconduct. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights or indemnification to which a person may be entitled under the Registrant's articles of incorporation or bylaws, or any written agreement, vote of shareholders or disinterested directors, or otherwise.

      Section 180.0859 of the Wisconsin statutes provides that it is the public policy of the State of Wisconsin that such indemnification provisions apply, to the extent applicable to any other proceeding, to, among other things, the offer, sale or purchase of securities in any proceeding involving a state or federal statute.

      Bylaw X of the Registrant's bylaws require the Registrant to indemnify its directors and officers to the fullest extent provided under Wisconsin law. Directors and officers of the Registrant are also insured, subject to certain specified exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective offices, which include claims under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

4.1   Peoples State Bank Profit Sharing 401(k) Plan

5.1 Opinion of counsel regarding legality of PSB Holdings common stock is omitted pursuant to Item 8(a) of Form S-8 as no original issuance securities will be issued in connection with the plan to which this Form S-8 relates

5.2 Opinion of counsel regarding ERISA matters is omitted pursuant to Item 8(b) of Form S-8. Registrant undertakes that it has submitted or will submit the plan to which this Form S-8 relates and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

23.1  Consent of Wipfli LLP

24.1 Powers of attorney are set forth under "Signatures," Part II, page 7 of this Form S-8

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (or the most recent post-effective amendment thereto); and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of
                                       -4-
      the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                       -5-

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on October 22, 2003.

                                           PSB HOLDINGS, INC.


                                           By:   DAVID A. SVACINA
                                                 David A. Svacina
                                                 Executive Vice President
                                       -6-

                               POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the President, the Executive Vice President, and the Treasurer of PSB Holdings, Inc., and any one of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or abbreviated registration statement increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 22, 2003.



DAVID K. KOPPERUD                          SCOTT M. CATTANACH
David K. Kopperud, President               Scott M. Cattanach
Chief Executive Officer and a Director     Treasurer (Principal Financial
                                           Officer and Principal Accounting
                                           Officer)


GORDON P. CONNOR                           PATRICK L. CROOKS
Gordon P. Connor                           Patrick L. Crooks


WILLIAM J. FISH                            CHARLES A. GHIDORZI
William J. Fish                            Charles A. Ghidorzi


GORDON P. GULLICKSON                       JOHN H. SONNENTAG
Gordon P. Gullickson                       John H. Sonnentag


THOMAS R. POLZER                           THOMAS A. RIISER
Thomas R. Polzer                           Thomas A. Riiser


WILLIAM M. REIF
William M. Reif
                                       -7-
      Pursuant to the requirements of the Securities Act of 1933, Peoples State Bank, as plan administrator of the Peoples State Bank Profit Sharing 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on October 22, 2003.

                                           Peoples State Bank
                                           As Plan Administrator


                                           By:   DAVID A. SVACINA
                                                 David A. Svacina
                                                 Executive Vice President

                                 EXHIBIT INDEX
                                      TO
                                   FORM S-8
                                      OF
                              PSB HOLDINGS, INC.
               PURSUANT TO {section}232.102(D) OF REGULATION S-T
                        (17 C.F.R. {section}232.102(D))


The following exhibits are filed as part of this Form S-8 Registration
Statement:

4.1   Peoples State Bank Profit Sharing 401(k) Plan

23.1  Consent of Wipfli LLP

24.1 Powers of attorney are set forth under "Signatures," Part II, page 7 of this Form S-8
                                       -9-